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                                                                  EXHIBIT (p)(i)

                      THE FINANCE COMPANY OF PENNSYLVANIA

                                 CODE OF ETHICS

                  While affirming its confidence in the integrity and good faith of all of its officers and directors, The Finance Company of Pennsylvania (the "Company"), recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers, employees and directors could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Company, in a position where their personal interest may conflict with that of the Company.

                  In view of the foregoing and of the provisions of Rule 17j-1(c) under the Investment Company Act of 1940 (the "1940 Act"), the Company has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I. STATEMENT OF GENERAL PRINCIPLES.

                  In recognition of the trust and confidence placed in the Company by its shareholders, and to give effect to the Company's belief that its operations should be directed to the benefit of its shareholders, the Company hereby adopts the following general principles to guide the actions of its directors, officers and employees and Access Persons.

                  (1) The interests of the Company's shareholders are paramount, and all of the Company's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

                  (2) All personal transactions in securities by the Company's personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of Such personnel with the interests of the Company and its shareholders.

                  (3) All of the Company's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Company, or that otherwise bring into question the person's independence or judgment.
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II. DEFINITIONS.

                  (1) "Access Person" shall mean (i) each director or officer of the Company and any employee of the Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (ii) any natural person in a control relationship to the Company who obtains information concerning recommendations made to or by the Company with respect to the purchase or sale of a security by the Company.

                  (2) "Beneficial Ownership" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person would generally be the beneficial owner of any securities in which such person is a direct or indirect pecuniary interest. In addition, a person would be the beneficial owner of securities held by a spouse, minor children, a relative who shares the same home, or other persons by reason of any contract, arrangement, understanding or relationship that provides the person with sole or shared voting or investment power.

                  (3) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

                  (4) "Disinterested Director" means a Director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

                  (5) "Investment Personnel" means all Access Persons who serve on an investment committee that carries out the portfolio management function with respect to the Company, all Access Persons who provide or supply information and/or advice to any portfolio manager or committee, or who execute or help execute any portfolio manager's decisions, and all Access Persons who, in connection with their regular functions, obtain contemporaneous information regarding the purchase or sale of a security by the Company.

                  (6) "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which was not, immediately prior to filing

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                           the registration statement, subject to the reporting
                           requirements of the Securities Exchange Act of 1934.

                  (7) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6).

                  (8) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

                  (9) "Review Officer" shall mean the Company's President or such other officer designated by the Board of Directors. The Chairman of the Audit Committee shall be the Alternative Review Officer for the Review Officer's reports and transactions pursuant to Part IV(4).

                  (10) "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper and registered, open-end mutual funds.

                  (11) A "Security held or to be acquired" by the Company means any Security which, within the most recent fifteen days, (i) is or has been held by the Company, or (ii) is being or has been considered for purchase.

                  (12) A Security is "being purchased or sold" by the Company from the time when a purchase or sale order has been communicated to the person who places the buy and sell orders for the Company until the time when such order has been fully completed or terminated.

III. PROHIBITED PURCHASES AND SALES OF SECURITIES.

                  (1) No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any
                           Company:

                           (A) employ any device, scheme or artifice to defraud such Company;

                           (B) make to such Company any untrue statement of a material fact or omit to state to such Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

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                           (C)      engage in any act, practice or course of
                                    business which would operate as a fraud or deceit upon such Company; or

                           (D) engage in any manipulative practice with respect to the Company.

                  (2) No Investment Personnel may purchase or sell, directly or indirectly, any Security in which he had or by reason of such transaction acquires any Beneficial Ownership, within 48 hours after the authorization by the Company's Board to purchase or sell the same or a related Security. By way of example, a straight preferred with no right of conversion would not be related to the issuer's common stock.

                  (3) No Investment Personnel may acquire Securities as part of an Initial Public Offering or as part of a Limited Offering, without pre-clearance under Part IV below unless it is part of a pro-rata distribution to holders of the outstanding securities of a corporation which any such personnel already owns.

IV. PRE-CLEARANCE OF CERTAIN TRANSACTIONS.

                  (1) All Investment Personnel must pre-clear each proposed transaction described above in Part III(3) with the Company's designated Review Officer prior to proceeding with the transaction. No transaction in such Securities may be effected without the prior written approval of the Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to Section IV(2), below.

                  (2) The following transactions shall be entitled to clearance from the Review Officer:

                           (A) Purchases or sales of securities which are not eligible for purchase or sale by the Company, as determined by reference to the Act and regulations thereunder, the investment objectives and policies and investment restrictions of the Company.

                           (B) Transactions which the Review Officer, after consideration of all the facts and circumstances, determine to be in accordance with Section III and to present no reasonable likelihood of harm to the Company.

                           (C) Purchases or sales over which the Investment Personnel has no direct or indirect influence or control.

                           (D) Purchases or sales which are non-volitional on the part of either the Investment Personnel or the Company, including purchases or sales

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                                    upon exercise of puts or calls written by
                                    the Investment Personnel and sales from a margin account pursuant to a bona fide margin call.

                           (E) Purchases which are part of an automatic dividend reinvestment plan.

                           (F) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

V. ADDITIONAL RESTRICTIONS AND REQUIREMENTS.

                  (1) No Access Person shall accept or receive any gift of more than de minimis value from any person or entity that does business with or on behalf of the Company.

                  (2) No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company or partnership unless such position has been presented to and approved by the Company's Board of Directors as consistent with the interests of the Company and its shareholders.

                  (3) Each Investment Personnel other than a Disinterested Director must provide to the Review Officer a complete listing of all securities owned by such person as of January 1, 2000, and thereafter must submit a revised list of such holdings to the Review Officer as of January 1 of each subsequent year. The initial listing must be submitted no later than February 1, 2000 (or within 10 days of the date upon which such person first became an Access Person of the Company), and each update thereafter must be provided no later than 30 days after the start of the subsequent year.

VI. QUARTERLY REPORTING OBLIGATION.

                  (1) Each Access Person shall report, pursuant to paragraph (5) of this Part VI, all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

                  (2) Quarterly reports shall be filed with the Review Officer. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports ("Alternate Review Officer"), who shall act in all respect in the manner prescribed herein for the Review Officer.

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                  (3)      Any such report may contain a statement that the
                           report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

                  (4) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be in the form of Exhibit A and shall contain the following information:

                           (A) The date of the transaction, the name and the number of shares or the principal amount of each security involved;

                           (B) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (C)      The price at which the transaction was
                                    effected;

                           (D) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                           (E)      The date the report was signed.

                  (5) In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

VII. REVIEW AND ENFORCEMENT.

                  (1) The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of the Company and a list of securities being considered for purchase or sale by the Company to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

                  (2) If the Review Officer determines that a violation of this Code may have occurred, he shall submit his written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the Audit Committee of the Company and outside counsel, who shall make an independent determination as to whether a violation has occurred.

                  (3) If the Audit Committee and outside counsel find that a violation has occurred, they should report the violation to the Board of Directors of the Company. The Board shall determine appropriate sanctions.

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                  (4)      No person shall participate in a determination of
                           whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the President is under consideration, the Chair of the Audit Committee shall act in all respects in the manner prescribed herein for the President.

VIII. INVESTMENT ADVISER'S CODE OF ETHICS.

         Each investment adviser of the Company shall:

                  (1) Submit to the Board of Directors of the Company a copy of its code of ethics adopted pursuant to Rule 17j-1;

                  (2) Promptly report to the Company in writing any material amendments to such Code;

                  (3) Promptly furnish to the Company upon request copies of any reports made pursuant to such Code by any person who is an Access Person as to the Company; and

                  (4) Shall immediately furnish to the Company, without request, all material information regarding any violation of such Code by any person who is an Access Person as to the Company.

IX. RECORDS.

         The Company shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2 under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission.

                  (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

                  (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  (3) A copy of each report made by an officer director pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

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                  (4)      A list of all persons who are, or within the past
                           five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

X. MISCELLANEOUS.

                  (1) Confidentiality. All reports of securities transactions and any other information filed with the Company pursuant to this Code shall be treated as confidential.

                  (2) Interpretation of Provisions. The Board of Directors may from time to time adopt such interpretations of this Code as it deems appropriate.

                  (3) Periodic Review and Reporting. The President of the Company shall report to the Board of Directors at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

Adopted this 16th day of February, 2000.

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                                                                       EXHIBIT A



                      THE FINANCE COMPANY OF PENNSYLVANIA

                     PERSONAL SECURITIES TRANSACTION RECORD

               Period_____________________ to ___________________

           Name_______________________________________________________
                                  (Signature)

                       Date _____________________________

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  Date of             Type of                     Number of      Price Per      Aggregate               Account      Beneficial
Transaction         Transaction    Issue Name       Units          Unit          Amount      Broker      Name         Interest

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This report is required of all employees, officers of 1940, and directors of the
Company under Rule 17j-1 of the Investment Company Act of 1940. This report is subject to SEC examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, disinterested directors of the Company need not report transactions in banker's acceptances, certificates of deposit, commercial paper or open-end investment companies. This report must be returned within 10 days of the applicable calendar quarter's end.

The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.